Exhibit 1.2B

Amendment No. 1 to the

Controlled Equity OfferingSM Sales Agreement

This Amendment No. 1 (this “Amendment”) is effective as of March 22, 2018 (the “Amendment Date”), and modifies the Controlled Equity OfferingSM Sales Agreement, dated June 12, 2015 (the “Sales Agreement”), by and between Cantor Fitzgerald & Co. (“CF&Co”) and OncoMed Pharmaceuticals, Inc. (“OncoMed”). OncoMed and CF&Co are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Sales Agreement.

WHEREAS, the Sales Agreement contains a list of individuals from OncoMed authorized to originate Placement Notices and suspend the sale of Placement Shares (the “OncoMed Notice Parties”); and

WHEREAS, the Parties now wish to change the OncoMed Notice Parties.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Parties agree as follows:

1.	Schedule 3 of the Sales Agreement is hereby deleted in its entirety and replaced with the list of Notice Parties attached hereto as Exhibit A.

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission or other means of electronic delivery.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers as of the Amendment Date.

OncoMed Pharmaceuticals, Inc.		Cantor Fitzgerald & Co.

By:	/s/ John Lewicki	By:	/s/ Jeffrey Lumby

Name:	John Lewicki	Name:	Jeffrey Lumby

Title:	President and CEO	Title:	Senior Managing Director

EXHIBIT A

Notice Parties

The Company

John A. Lewicki (#######@oncomed.com)

Alicia J. Hager (#######@oncomed.com)

The Agent

Jeff Lumby (#######@cantor.com)

Josh Feldman (#######@cantor.com)

Sameer Vasudev (#######@cantor.com)

With copies to:

#######@cantor.com

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